As filed with the Securities and Exchange Commission on July 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aon plc Aon Global Limited Aon Global Holdings plc Aon Corporation Aon North America, Inc.	Ireland England and Wales England and Wales Delaware Delaware	98-1539969 98-1030901 98-1199820 36-3051915 52-1245792
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Aon plc

Aon Global Limited

Aon Global Holdings plc

Aon Corporation

Aon North America, Inc.

c/o Aon plc

15 George’s Quay, Dublin 2, Ireland D02 VR98

+353 1 266 6000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Darren Zeidel

Executive Vice President, General Counsel and Company Secretary

200 East Randolph Street

Chicago, Illinois 60601

+1 (312) 381-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Ryan, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

(212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Aon plc
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

Aon Global Limited
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

Aon Global Holdings plc
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

Aon Corporation
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

Aon North America, Inc.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Aon plc Debt Securities Guarantees Class A Ordinary Shares Preference Shares Share Purchase Contracts Share Purchase Units	Aon Global Limited Guarantees	Aon Global Holdings plc Debt Securities Guarantees	Aon Corporation Debt Securities Guarantees	Aon North America, Inc. Debt Securities Guarantees

We or our subsidiaries identified above may from time to time offer and sell any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which they may be offered.

We or our subsidiaries identified above may offer and sell the securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” for more information. None of the securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Each time we or our subsidiaries identified above offer and sell securities, a supplement to this prospectus will be provided that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the securities, as well as the documents incorporated or deemed to be incorporated by reference herein and therein.

INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND ANY RISK FACTORS SET FORTH IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN OR THEREIN.

Our executive offices are located at 15 George’s Quay, Dublin 2, Ireland D02 VR98 and our telephone number is +353 1 266 6000.

The Class A ordinary shares of Aon plc are listed on the New York Stock Exchange under the symbol “AON.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) using an automatic “shelf” registration process. By using a shelf registration statement, we or our subsidiaries identified on the cover page of this prospectus may, over time, offer any combination of the securities described in this prospectus in one or more offerings.

Unless otherwise stated or the context otherwise requires, in this prospectus we use the terms:

•	“Aon Corporation” to refer to Aon Corporation, a Delaware corporation;

•	“ANA” to refer to Aon North America, Inc., a Delaware corporation;

•	“AGL” to refer to Aon Global Limited, a limited company incorporated under the laws of England and Wales;

•	“Aon plc” to refer to Aon plc, an Irish public limited company;

•	“AGH” to refer to Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales;

•	“Aon,” “we,” “us” or “our” to refer to Aon plc, together with its consolidated subsidiaries, including Aon Corporation, ANA, AGL and AGH; and

•

the “securities” to refer collectively to the debt securities, guarantees, Class A ordinary shares, preference shares, share purchase contracts and share purchase units offered by Aon plc, the guarantees offered by AGL, the debt securities and guarantees offered by AGH, the debt securities and guarantees offered by Aon Corporation and the debt securities and guarantees offered by ANA.

This prospectus provides you with a general description of the securities that Aon plc, AGL, AGH, Aon Corporation or ANA may offer. Each time that Aon plc, AGL, AGH, Aon Corporation or ANA offer and sell securities, a prospectus supplement to this prospectus will be provided that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or any earlier prospectus supplement. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectuses, together with the additional information described under “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to such registration statement. For further information, we refer you to such registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained, incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained, incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. The business, financial condition, results of operations and prospects of Aon plc, AGL, AGH, Aon Corporation and/or ANA may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in such documents. Accordingly, you should not place undue reliance on this information.

Notice to Prospective Investors in the European Economic Area

This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area (the “EEA”) implementing the Prospectus Regulation, and has not been, and will not be, reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the Prospectus Regulation. This prospectus has been prepared on the basis that any offer of securities in any member state of the EEA will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any member state of the EEA of securities which are the subject of this prospectus may only do so to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The debt securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling any debt securities or otherwise making them available to retail investors in the EEA has been, or will be, prepared, and therefore offering or selling any debt securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus is not a prospectus for the purposes of the Public Offers and Admissions to Trading Regulations 2024 (as amended, the “POATRs”) or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (the “PRM”) of the United Kingdom Financial Conduct Authority. This prospectus has been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the POATRs (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of the securities which are the subject of the offering contemplated in this prospectus may only do so with respect to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The debt securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (ii) not a UK Qualified Investor. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing any debt securities or otherwise making them available to retail investors in the United Kingdom has been, or will be, prepared and therefore offering, selling or distributing any debt securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

The communication of this prospectus, any prospectus supplement, free writing prospectus and any other documents or materials relating to the issue of the securities offered hereby is not being made, and this prospectus, any prospectus supplement, free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this prospectus, any prospectus supplement, free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus, any prospectus supplement, free writing prospectus and such other documents and/or materials are for distribution only to persons in the United Kingdom who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus, any prospectus supplement, free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus, any prospectus supplement, free writing prospectus and any such other document or material relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus, any prospectus supplement, free writing prospectus or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.aon.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

You will find additional information about us in the registration statement of which this prospectus forms a part. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement may be obtained through the SEC’s website as provided above, or through us as provided under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference, as the case may be, modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference (i) the documents set forth below and (ii) any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering, other than, in each case, those documents or the portions thereof that are furnished and not filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 1, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on January 2, 2026, January 7, 2026 and July 1, 2026; and

•

the description of the Class  A ordinary shares of Aon plc contained in Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026, including any amendment or report filed for the purposes of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Aon Corporation

Attention: Company Secretary

200 East Randolph Street

Chicago, Illinois 60601

United States of America

Telephone: +1 312 381 1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INFORMATION CONCERNING FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein may contain certain statements related to future results, or states our intentions, beliefs, and expectations or predictions for the future, all of which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent management’s expectations or forecasts of future events. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “positioned,” “intend,” “plan,” “potential,” “continue,” “target” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market, industry and geopolitical conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives, including the impacts of the Accelerating Aon United Program; the outcome of contingencies; dividend policy; the expected impact of acquisitions, dispositions, and other significant transactions or the termination thereof; litigation and regulatory matters; pension obligations; cash flow and liquidity; expected effective tax rate; expected foreign currency translation impacts; potential changes in laws or future actions by regulators; and the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors, which may be revised or supplemented in subsequent reports filed or furnished with the SEC, that could impact results include:

•	changes in the competitive environment, due to macroeconomic conditions or otherwise, or damage to our reputation;

•	fluctuations in currency exchange, interest, or inflation rates that could impact our financial condition or results;

•	changes in global equity and fixed income markets that could affect the return on invested assets;

•	changes in the funded status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

•	the level of our debt and the terms thereof reducing our flexibility or increasing borrowing costs;

•	rating agency actions that could limit our access to capital and our competitive position;

•

our global tax rate being subject to a variety of different factors, including the application of the OECD’s Pillar Two tax regime by Ireland, the U.K., Singapore, and many E.U. member states, among others or other pending proposals in those and other countries, which could create volatility in that tax rate;

•	changes in our accounting estimates and assumptions on our financial statements;

•	limits on our subsidiaries’ ability to pay dividends or otherwise make payments to their respective parent entities;

•

the impact of legal proceedings and other contingencies, including those arising from acquisition or disposition transactions, errors and omissions and other claims against us (including proceedings and contingencies relating to transactions for which capital was arranged by Vesttoo Ltd. or related to actions we may take in being responsible for making decisions on behalf of clients in our investment businesses or in other advisory services that we currently provide, or may provide in the future);

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the impact of, and potential challenges in complying with, laws and regulations of the jurisdictions in which we operate, particularly given the global nature of our operations and the possibility of differing or conflicting laws and regulations, or the application or interpretation thereof, across such jurisdictions, including but not limited to in areas of cybersecurity, data privacy, and artificial intelligence;

•	the impact of any regulatory investigations brought in Ireland, the United Kingdom, the United States of America (the “U.S.”), and other countries;

•	failure to protect intellectual property rights or allegations that we have infringed on the intellectual property rights of others;

•	general economic and political conditions in the countries in which we do business around the world;

•	the failure to retain, attract and develop experienced and qualified personnel;

•	international risks associated with our global operations, including geopolitical conflicts, tariffs, or changes in trade policies;

•	the effects of natural or human-caused disasters, including the effects of health pandemics and the impacts of climate-related events;

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any system or network disruption or breach resulting in operational interruption or improper disclosure of confidential, personal, or proprietary data, and resulting liabilities or damage to our reputation;

•	our ability to develop, implement, update, and enhance new technology;

•	the actions taken by third parties that perform aspects of our business operations and client services;

•	our ability to continue, and the costs and risks associated with growing, developing and integrating acquired business, and entering into new lines of business or products;

•	our ability to secure regulatory approval and complete transactions, and the costs and risks associated with the failure to consummate proposed transactions;

•	changes in commercial property and casualty markets, commercial premium rates or methods of compensation;

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our ability to develop and implement innovative growth strategies and initiatives intended to yield cost savings (including the Accelerating Aon United Program) and the ability to achieve such growth or cost savings;

•	the effects of Irish law on our operating flexibility and the enforcement of judgments against us; and

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adverse effects on the market price of Aon’s securities and/or operating results for any reason, including, without limitation, because of a failure to realize the expected benefits of the acquisition of NFP (including anticipated revenue and growth synergies) in the expected timeframe, or at all.

Any or all of these forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no (and expressly disclaim any) obligation to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events, or otherwise. Further information about factors that could materially affect us, including our results of operations and financial condition, is contained in the “Risk Factors” section in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus. See “Risk Factors.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties described under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

ABOUT AON

We are a leading global professional services firm. Through actionable analytic insight, globally integrated Risk Capital and Human Capital expertise and locally relevant solutions, our colleagues provide clients with the clarity and confidence to make better risk and people decisions that protect and grow their businesses. With clients around the world facing growing uncertainty and volatility, we remain focused on accelerating our Aon United strategy to serve clients as one globally connected firm and driving innovation to address unmet and evolving client needs. We serve clients in more than 120 countries across all market segments and nearly every industry. This diversification of our client base helps provide our firm with stability in different economic scenarios that could affect specific industries, customer segments, or geographies. We continue to focus our portfolio on higher-margin, capital-light professional services businesses that have high recurring revenue streams and strong cash flow generation. We endeavor to make capital allocation decisions in order to maximize value for Aon and its shareholders.

Our principal executive offices are located at 15 George’s Quay, Dublin 2, Ireland D02 VR98, our telephone number is +353 1 266 6000 and our website is www.aon.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

Aon plc is an Irish public limited company and its Class A ordinary shares are currently traded on the New York Stock Exchange (“NYSE”) under the symbol “AON.” AGL is a private limited company incorporated under the laws of England and Wales. AGH is a public limited company incorporated under the laws of England and Wales. Aon Corporation is a Delaware corporation. ANA is a Delaware corporation. Each of AGL, AGH, Aon Corporation and ANA is an indirect, wholly owned subsidiary of Aon plc. See “About this Prospectus,” “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and any applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

In this description, references to “holders” mean those who own debt securities and the related guarantees registered in their own names, on the books that the appropriate registrar maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in “street name” or issued in book-entry form and held through one or more depositaries.

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that AGH may offer (the “AGH debt securities”), Aon Corporation may offer (the “Aon Corporation debt securities”), ANA may offer (the “ANA debt securities”), Aon plc may offer (the “Aon plc debt securities”) or that any combination of Aon plc, AGH, Aon Corporation or ANA may offer as co-issuers (the “co-issued debt securities”) pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

AGH Debt Securities

AGH may issue the AGH debt securities or the co-issued debt securities under an indenture (the “AGH indenture”), among AGH, as issuer or co-issuer, any of Aon plc, Aon Corporation or ANA, as co-issuer, and Aon plc, AGL, Aon Corporation and/or ANA, to the extent not acting as co-issuer, as guarantors (the “AGH guarantors”) in respect of certain series of AGH debt securities or co-issued debt securities, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”).

Any AGH debt securities that AGH issues or co-issued debt securities that AGH co-issues under the AGH indenture will constitute unsubordinated debt of AGH. Any guarantee that Aon plc, AGL, Aon Corporation and/or ANA, as the AGH guarantors, issues under the AGH indenture will constitute an unsubordinated obligation of Aon plc, AGL, Aon Corporation and/or ANA, as applicable (each, an “AGH debt guarantee” and collectively, the “AGH debt guarantees”).

Aon Corporation Debt Securities

Aon Corporation may issue the Aon Corporation debt securities or the co-issued debt securities under an indenture (the “Aon Corporation indenture”), among Aon Corporation, as issuer or co-issuer, any of Aon plc, AGH or ANA, as co-issuer, and Aon plc, AGL, AGH and/or ANA, to the extent not acting as co-issuer, as guarantors (the “Aon Corporation guarantors”) in respect of certain series of Aon Corporation debt securities or co-issued debt securities, and the trustee.

Any Aon Corporation debt securities that Aon Corporation issues or co-issued debt securities that Aon Corporation co-issues under the Aon Corporation indenture will constitute unsubordinated debt of Aon Corporation. Any guarantee that Aon plc, AGL, AGH and/or ANA, as the Aon Corporation guarantors, issues under the Aon Corporation indenture will constitute an unsubordinated obligation of Aon plc, AGL, AGH and/or ANA, as applicable (each, an “Aon Corporation debt guarantee”, and collectively, the “Aon Corporation debt guarantees”).

ANA Debt Securities

ANA may issue the ANA debt securities or the co-issued debt securities under an indenture (the “ANA indenture”), among ANA, as issuer or co-issuer, any of Aon plc, AGH or Aon Corporation, as co-issuer, and Aon plc, AGL, AGH and/or Aon Corporation, to the extent not acting as co-issuer, as guarantors (the “ANA guarantors”) in respect of certain series of ANA debt securities or co-issued debt securities, and the trustee.

The ANA indenture may include, as applicable, the Base Indenture, dated March 1, 2024, among ANA, as issuer, Aon plc, AGL, AGH and Aon Corporation, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplement, dated March 1, 2024, among ANA, Aon plc, AGL, AGH, Aon Corporation and The Bank of New York Mellon Trust Company, N.A. as trustee.

Any ANA debt securities that ANA issues or co-issued debt securities that ANA co-issues under the ANA indenture will constitute unsubordinated debt of ANA. Any guarantee that Aon plc, AGL, AGH and/or Aon Corporation, as the ANA guarantors, issues under the ANA indenture will constitute an unsubordinated obligation of Aon plc, AGL, AGH and/or Aon Corporation, as applicable (each, an “ANA debt guarantee”, and collectively, the “ANA debt guarantees”).

Aon plc Debt Securities

Aon plc may issue the Aon plc debt securities or the co-issued debt securities under an indenture (the “Aon plc indenture”), among Aon plc, as issuer or co-issuer, any of Aon Corporation, AGH or ANA, as co-issuer, and Aon Corporation, AGL, AGH and/or ANA, to the extent not acting as co-issuer, as guarantors (the “Aon plc guarantors”) in respect of certain series of Aon plc debt securities or co-issued debt securities, and the trustee.

Any Aon plc debt securities that Aon plc issues or co-issued debt securities that Aon plc co-issues under the Aon plc indenture will constitute unsubordinated debt of Aon plc. Any guarantee that Aon Corporation, AGL, AGH and/or ANA, as the Aon plc guarantors, issues under the Aon plc indenture will constitute an unsubordinated obligation of Aon Corporation, AGL, AGH and/or ANA, as applicable (each, an “Aon plc debt guarantee”, and collectively, the “Aon plc debt guarantees”).

In this description:

•

the AGH debt securities, the Aon Corporation debt securities, the ANA debt securities, the Aon plc debt securities and the co-issued debt securities are sometimes referred to collectively as the “debt securities”;

•	the AGH indenture, the Aon Corporation indenture, the ANA indenture and the Aon plc indenture are sometimes referred to collectively as the “indentures”;

•	the AGH debt guarantees, the Aon Corporation debt guarantees, the ANA debt guarantees and the Aon plc debt guarantees are sometimes referred to collectively as the “guarantees”;

•	each of AGH, Aon Corporation, ANA and Aon plc, in each case in its capacity as issuer or co-issuer of debt securities, is sometimes referred to as an “issuer”; and

•	each of the AGH guarantors, the Aon Corporation guarantors, the ANA guarantors and the Aon plc guarantors is sometimes referred to as a “guarantor.”

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms. The debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

An applicable prospectus supplement will specify the issuer, the co-issuer, if any, the guarantors, if any, and whether the debt securities are to be guaranteed. The debt securities may be issued as part of units consisting of debt securities and other securities that may be offered under this prospectus. If debt securities are issued as part of units of debt securities and other securities that may be issued under this prospectus, an applicable prospectus supplement will describe any applicable material federal income tax consequences to holders.

General

The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

The debt securities and any debt guarantees will be unsecured and unsubordinated obligations of the applicable issuer and will rank equally in right of payment with such issuer’s other unsecured and unsubordinated obligations. Because each of Aon plc, AGL, AGH, Aon Corporation and ANA is a holding company, the holders of debt securities and debt guarantees may not receive assets of the applicable issuer’s or guarantor’s subsidiaries in a liquidation or recapitalization until the claims of such subsidiaries’ creditors and any insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that the applicable issuer or guarantor may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of such subsidiaries from making payments to the applicable issuer of dividends and on loans and other transfers of funds.

An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

•	the name of the issuer and, if applicable, the names of the co-issuers of those debt securities and, if applicable, the name of any guarantor;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in global form;

•	the maturity date or dates of the debt securities;

•	the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate or rates;

•	the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

•	whether the debt securities will be guaranteed;

•	the place or places where principal of, and any premium or interest on, the debt securities will be paid;

•

whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer and/or any co-issuer, if applicable, at its and/or their option or at the option of the holders;

•	whether there will be a sinking fund;

•

if other than U.S. dollars and denominations of $2,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

•	if the debt securities are not subject to defeasance by the issuer;

•	any deletions from, modifications of or additions to the events of default applicable to such debt securities;

•

whether the debt securities will be exchangeable for or convertible into Class A ordinary shares of Aon plc or any other securities or property and the terms and conditions governing such exchange or conversion; and

•	any other terms of the debt securities.

If an issuer denominates the purchase price of a series of debt securities in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, or if the principal of, or any premium and interest on, any series of debt securities is payable in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, an applicable prospectus supplement will describe any special U.S. federal income tax considerations.

The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

Unless otherwise indicated in an applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $2,000 or multiples of $1,000 in excess thereof.

The issuer may offer to sell debt securities at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. An applicable prospectus supplement will describe any special U.S. federal income tax considerations applicable to any of those discounted debt securities.

The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. An applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

The indentures do not restrict the issuers’ ability to incur unsecured indebtedness or, subject to the restrictions described in “—Consolidation and Merger,” to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing the issuers’ indebtedness. Accordingly, unless an applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuers or, if applicable, the guarantors incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, any of the issuers could become highly leveraged.

Events of Default

With respect to any series of debt securities, “event of default” means any of the following:

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to pay the interest or any additional amount on any debt security of that series when due and the continuation of that failure for 30 days;

•

if that series of debt securities is guaranteed, the cessation of any guarantee of any debt security of that series to be in full force and effect, the declaration that any guarantee of such debt securities is null and void and unenforceable, the finding that any guarantee of such debt securities is invalid or the denial by any guarantor of its liability under its guarantee of such debt securities (other than by reason of the release of such guarantor in accordance with the terms of the applicable indenture);

•

failure by the issuer or, if applicable, a guarantor to comply with any of its other covenants or agreements contained in the applicable indenture and the continuation of that failure for 90 days after written notice of that failure is given to such issuer or, if applicable, guarantor from the applicable trustee (or to such issuer and, if applicable, guarantor and that trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

•	certain events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, a guarantor;

•

if that series of debt securities is convertible or exchangeable into Class A ordinary shares of Aon plc or any other securities or property, default in the delivery of any such Class A ordinary shares, together with cash in lieu of fractional shares, or other securities or property, as applicable, when required to be delivered upon conversion or exchange of any debt security of that series, and the continuation of such default for 10 business days; and

•	any other event of default provided with respect to debt securities of that series that is described in an applicable prospectus supplement.

If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require the issuer or, if applicable, the guarantors to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after that trustee or the holders, as the case may be, declare an acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to such debt securities have been cured or (ii) all such events of default have been waived, each as provided in the applicable indenture. For information as to waiver of defaults, see “—Modification and Waiver.” The particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities that are discount securities triggered by an event of default shall be described in an applicable prospectus supplement.

Each indenture provides that, subject to the duties of the applicable trustee to act with the required standard of care, if there is a continuing event of default, the applicable trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered to the applicable trustee security or indemnity reasonably satisfactory to it. Subject to those provisions for security or indemnification of the applicable trustee and certain other conditions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power that trustee holds, in each case, with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding with respect to any indenture or for any remedy thereunder unless:

•

the applicable trustee has failed to institute the proceeding for 60 days after the holder has previously given such trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute the proceeding as trustee; and

•	the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the date or dates they are to be paid as expressed in or pursuant to that debt security and to institute suit for the enforcement of any such payment.

Each indenture provides that the applicable trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to such debt securities known to such trustee, except that the trustee need not provide holders of such debt securities notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and such trustee considers it in the interests of the holders of such debt securities not to provide that notice.

Consolidation and Merger

Each indenture provides that each of the issuer and the guarantors may consolidate with or merge or convert into, or convey, transfer or lease its or their properties or assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions set forth in the indentures:

•	the issuer or such guarantor, as the case may be, is the successor person; or

•

the successor person (if other than the issuer or such guarantor, as the case may be) formed by such consolidation or conversion or into which the issuer or such guarantor, as the case may be, merges or converts or which acquires or leases the assets of the issuer or such guarantor, as the case may be, substantially as an entirety:

•	in the case of Aon Corporation or ANA, is a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•

in the case of Aon plc, AGL, AGH, Aon Corporation or ANA, expressly assumes by supplemental indenture the obligations of the issuer or such guarantor, as the case may be, in relation to the debt securities or such guarantee, as the case may be, and under the applicable indenture;

•	immediately after giving effect to such transaction, there is no event of default and no event which, after notice or passage of time or both, would become an event of default; and

•

Aon plc, AGL, AGH, Aon Corporation or ANA, as the case may be, has delivered to the trustee an officers’ certificate stating that the transaction complies with the conditions set forth in the applicable indenture.

It is possible that a merger, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the holders of debt securities or guarantees for new securities, which could result in holders of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to holders of debt securities or guarantees under other tax laws to which the holders are subject.

Payment of Additional Amounts in Respect of Guarantees

Payments made by a guarantor in respect of its guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of Ireland or the United Kingdom, as applicable, or, in each case, by any authority or agency therein or thereof having the power to tax (collectively, “Taxes”), unless such guarantor is required to withhold or deduct Taxes by law.

If a guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to its guarantee, such guarantor will pay such additional amounts as may be necessary so that the net amount received by each holder or beneficial owner (including additional amounts) after such withholding or deduction will not be less than the amount the holder or beneficial owner would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation), and the United Kingdom or Ireland, as applicable, or, in each case, any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident, domicile or national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments in respect of a guarantee;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

•

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

•

at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, such guarantor has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of the relevant debt security or guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the debt securities (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

•

that would not have been imposed if presentation for payment of the relevant debt security or guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment in respect of a guarantee to any such holder who is a fiduciary or a partnership or who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

For the avoidance of doubt, no additional amounts shall be paid with respect to or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United States, Ireland, the United Kingdom or any other taxing authority relating to payments by the issuer under the debt securities.

All references in this prospectus, other than under “—Defeasance,” to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any debt securities or any payment in respect of any guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

Each guarantor’s obligations to pay additional amounts if and when due will survive the termination of the indentures and the payment of all other amounts in respect of the debt securities.

Optional Tax Redemption

The issuer may redeem any series of debt securities in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 30 nor more than 90 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount of such series of debt securities plus accrued and unpaid interest, if any, to the redemption date (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

•

the issuer determines that, as a result of any change in, amendment to or announced proposed change in the laws or any regulations or rulings promulgated thereunder of Ireland or the United Kingdom (or, in each case, of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or (in either case) any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Ireland or the United Kingdom is a party, which change, execution or amendment becomes effective on or after the issue date of the applicable debt securities and the guarantor would be required to pay additional amounts (as described under “—Payment of Additional Amounts in Respect of Guarantees”) with respect to its guarantee on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to such guarantor; or

•

the issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in Ireland or the United Kingdom (or, in each case, any political subdivision or taxing authority thereof), which action is taken or brought on or after the issue date of the applicable debt securities, there is a substantial probability that the circumstances described above would exist.

No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which a guarantor would be obligated to pay any additional amounts.

Prior to the delivery of any notice of redemption, the issuer will deliver to the trustee an officers’ certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and in the case of a redemption based on an opinion of independent counsel referred to in the second bullet above, such independent counsel’s opinion. Delivery of any notice of redemption will be conclusive and binding on the holders of the securities being redeemed.

Any notice of redemption will be irrevocable once an officers’ certificate has been delivered to the trustee.

Defeasance

Defeasance and Discharge. Unless the debt securities of any series provide otherwise, the issuer and, if applicable, the guarantors may be discharged from any and all obligations in respect of the debt securities of that series and any related guarantee, as applicable (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the applicable trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the applicable trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

•

the issuer or, if applicable, the guarantors or the issuer together with the guarantors irrevocably deposits or deposit with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts known to be payable at the time of such defeasance and discharge and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

the issuer or, if applicable, the guarantors delivers or deliver to the applicable trustee an opinion of counsel confirming that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

That opinion must state that the issuer or, if applicable, the guarantors has or have received from the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in any case, in support of that opinion.

In addition, the issuer or, if applicable, the guarantors or the issuer together with the guarantors may also obtain a discharge of the applicable indenture with respect to all debt securities issued under that indenture and any related guarantee, as applicable, by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

Defeasance of Certain Covenants and Certain Events of Default. Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

•

the issuer and, if applicable, the guarantors may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any debt security and not applied to payments on the debt securities but remaining unclaimed for three years, to punctually pay the principal of and premium or interest, if any, on the debt securities, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the debt securities on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the applicable trustee or to furnish that trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under “ —Consolidation and Merger”; and

•	any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include, among other things:

•

irrevocably depositing with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts known to be payable at the time of such covenant defeasance and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

delivering to the applicable trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

Covenant Defeasance and Certain Other Events of Default. If the issuer or, if applicable, the guarantors or the issuer together with the guarantors exercises or exercise the option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities it has or they have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from that event of default. However, the issuer and, if applicable, the guarantors would remain liable for any shortfall.

Modification and Waiver

Each indenture provides that the issuer and, if applicable, the guarantors may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

•	document the fact that a successor entity has assumed the issuer’s or, if applicable, a guarantor’s obligations;

•	add covenants or events of default or to surrender any right or power conferred upon the issuer or, if applicable, a guarantor for the benefit of the holders of debt securities;

•	add or change such provisions as are necessary to permit the issuance of global debt securities;

•

cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities as shall not adversely affect the interests of the holders of debt securities in any material respect;

•	conform the applicable indenture or the terms of the debt securities or guarantees to any terms set forth in this prospectus or an applicable prospectus supplement;

•	document the fact that a successor trustee has been appointed; or

•	establish the forms and terms of debt securities of any series.

The issuer and, if applicable, the guarantors may enter into a supplemental indenture to modify an indenture with the consent of the applicable trustee and the holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, the issuer and, if applicable, the guarantors may not modify an indenture without the consent of the holders of all then-outstanding debt securities of the affected series issued under that indenture to:

•	extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

•	reduce the principal amount of, or any premium payable or interest rate on, the debt securities of that series;

•	reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in that debt security;

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for shares or other securities or property in accordance with its terms;

•	impair the right to institute suit for the enforcement of any such payment on or after its due date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Guarantees

Under each guarantee, the applicable guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

The obligations of each guarantor under the guarantees will be full and unconditional, joint and several, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against a guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer.

Conversion Rights

An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into Class A ordinary shares of Aon plc or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the issuer or the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Regarding the Trustee

The issuers have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. (“BNYM”) and may have borrowed money from BNYM in the normal course of business. The issuers may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, the issuers have provided brokerage and other insurance services in the ordinary course of their respective businesses for BNYM. BNYM may also act as trustee with respect to other debt securities one or more of the issuers have issued.

BNYM will be serving as the trustee under the indentures. Consequently, if an actual or potential event of default occurs with respect to the debt securities, BNYM may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, BNYM may be required to resign under one or more indentures, and the applicable issuer and, if applicable, the applicable guarantor would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERENCE SHARES OF AON PLC

In this description, references to “holders” mean those who own preference shares of Aon plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in preference shares of Aon plc registered in “street name” or issued in book-entry form and held through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding any preference shares of Aon plc that may be offered by this prospectus, you should refer to the documents incorporated by reference in this prospectus, the applicable prospectus supplement, Aon plc’s Constitution (the “Aon plc Constitution”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of that series of preference shares.

Subject to the Companies Act 2014 of Ireland, as amended, Aon plc’s Constitution, applicable NYSE rules and required shareholder approval from time to time, the board of directors of Aon plc may allot and issue preference shares in one or more classes or series with or without voting rights, or grant rights to subscribe for or otherwise acquire preference shares, up to the amount of the authorized but unissued preference shares in its share capital. Aon plc currently has 50,000,000 authorized but unissued preference shares in its share capital. The Aon plc board of directors does not have a current required authority from its shareholders to allot and issue any such preference shares.

We will include the specific terms of each series of the preference shares of Aon plc being offered in the applicable prospectus supplement.

DESCRIPTION OF CLASS A ORDINARY SHARES OF AON PLC

In this description, references to “holders” mean those who own Class A ordinary shares of Aon plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in Class A ordinary shares of Aon plc registered in “street name” or issued in book-entry form and held through one or more depositaries.

The description of the Class A ordinary shares of Aon plc is incorporated in this prospectus by reference to Exhibit 4.15 to our Annual Report on Form 10-K filed with the SEC on February 13, 2026, including any amendment or report filed for the purposes of updating such description. The Class A ordinary shares of Aon plc are listed on the New York Stock Exchange under the symbol “AON.”

For more information regarding the rights attached to the Class A ordinary shares of Aon plc which may be offered by this prospectus, see the applicable prospectus supplement, the Aon plc Constitution, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any other instrument relating to the Class A ordinary shares of Aon plc filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of the Class A ordinary shares of Aon plc.

Subject to the Companies Act 2014 of Ireland, as amended, Aon plc’s Constitution, applicable NYSE rules and required shareholder approval from time to time, the board of directors of Aon plc may allot and issue Class A ordinary shares, or grant rights to subscribe for or otherwise acquire Class A ordinary shares, up to the amount of the authorized but unissued Class A ordinary shares in Aon plc’s share capital. Aon plc currently has 500,000,000 Class A ordinary shares in its authorized share capital. The Aon plc board of directors has a current authority from Aon plc shareholders, which was granted at the 2026 annual general meeting, to generally allot and issue, or grant rights to subscribe for or otherwise acquire, without regard to statutory pre-emption rights, up to 42,714,712 Class A ordinary shares (representing approximately twenty percent of Aon plc’s issued share capital as of April 10, 2026), with such authority expiring on December 26, 2027, unless renewed, varied or replaced.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS OF AON PLC

Aon plc may issue share purchase contracts, representing contracts obligating holders to purchase from Aon plc, and obligating Aon plc to sell to the holders, a specified number of its Class A ordinary shares at a future date or dates. The price per share and the number of Class A ordinary shares of Aon plc may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the Class A ordinary shares of Aon plc:

•	co-issued debt securities;

•	preference shares of Aon plc; or

•	debt obligations of third parties, including AGH debt securities, Aon Corporation debt securities, ANA debt securities and U.S. Treasury securities.

Subject to applicable law, the share purchase contracts may require Aon plc to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, Aon plc may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

An applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

PLAN OF DISTRIBUTION

Aon plc, AGL, AGH, Aon Corporation or ANA may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers;

•	through agents;

•	any combination of the distribution methods above; or

•	any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, Aon plc, AGL, AGH, Aon Corporation or ANA may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and such applicable prospectus supplement, sell securities covered by this prospectus and such applicable prospectus supplement. If so, the third party may use securities borrowed from Aon plc, AGL, AGH, Aon Corporation, ANA or others to settle such sales and may use such securities to close any related short positions. Aon plc, AGL, AGH, Aon Corporation or ANA may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and such applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or supplements and will include, among other things:

•	the type of and terms of the securities;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in an applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in an applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with Aon plc, AGL, AGH, Aon Corporation or ANA and its compensation will be described in an applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by Aon plc, AGL, AGH, Aon Corporation or ANA, or through agents designated by one of them from time to time. In the case of securities sold directly by Aon plc, AGL, AGH, Aon Corporation or ANA, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by Aon plc, AGL, AGH, Aon Corporation or ANA to such agents, will be set forth in an applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Aon plc, AGL, AGH, Aon Corporation or ANA may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with one or more of Aon plc, AGL, AGH, Aon Corporation or ANA, to indemnification by one or more of Aon plc, AGL, AGH, Aon Corporation or ANA against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in an applicable prospectus supplement, all securities offered by this prospectus, other than the Class A ordinary shares of Aon plc, which are listed on the New York Stock Exchange, will be new issues with no established trading market. Aon plc, AGL, AGH, Aon Corporation or ANA, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in an applicable prospectus supplement, shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities will be passed upon for us as to U.S. law by Sidley Austin LLP, as to Irish law by Matheson LLP and as to English law by Freshfields LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Aon plc appearing in Aon plc’s Annual Report on Form 10-K for the year ended December 31, 2025 and the effectiveness of Aon plc’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Aon plc

Debt Securities

Guarantees

Class A Ordinary Shares

Preference Shares

Share Purchase Contracts

Share Purchase Units

Aon Global Limited

Guarantees

Aon Global Holdings plc

Debt Securities

Guarantees

Aon Corporation

Debt Securities

Guarantees

Aon North America, Inc.

Debt Securities

Guarantees

July 2, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$	*
Printing fees and expenses		**
Legal fees and expenses		**
Trustee fees and expenses		**
Rating agencies’ fees and expenses		**
Accountants’ fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities described in this registration statement.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Aon plc

Subject to exceptions, the Companies Act 2014 of Ireland, as amended (the “Irish Companies Act”) does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to: (a) purchase and maintain directors’ and officers’ insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (b) indemnify a director or such other officer against any liability incurred in defending proceedings, whether civil or criminal, (i) in which judgment is given in his or her favor or in which he or she is acquitted or (ii) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

The Aon plc Constitution includes a provision which, subject to the provisions of the Irish Companies Act as aforesaid, entitles every present and former director and other officer of Aon plc to be indemnified out of the assets of Aon plc (other than any person (whether an officer or not) engaged by Aon plc as auditor) against any loss or liability incurred by him or her for negligence, default, breach of duty or breach of trust in relation to the affairs of Aon plc or otherwise incurred by him or her in the execution and discharge of his or her duties to Aon plc.

Under the Irish Companies Act, Aon plc may purchase and maintain directors’ and officers’ liability insurance, at the expense of Aon plc, for the benefit of any of its present and former directors and other officers. The directors of Aon plc will be entitled to cover pursuant to the Aon group’s directors’ and officers’ liability insurance.

In addition to the provisions of the Aon plc Constitution, it is common for a public limited company to enter into a separate deed of indemnity with a director or officer which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under Irish law. Aon plc has entered and will enter into such deeds of indemnity with its directors.

Aon Global Limited and Aon Global Holdings plc

Each of Aon Global Limited and Aon Global Holdings plc (together, the “English Entities”) is incorporated under the laws of England and Wales. Aon Global Limited is a limited company incorporated under the laws of England and Wales, and Aon Global Holdings plc is a public limited company incorporated under the laws of England and Wales. Chapter 7 of Part 10 of the United Kingdom’s Companies Act 2006, as amended (the “UK Companies Act”) contains, among other things, provisions regarding directors’ liability and the extent to which a company may indemnify its directors. All statutory references in this Item 15 are to the UK Companies Act.

Section 232(1) makes void any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 232(2) makes similar provisions in respect of indemnities provided for a director, subject to three permitted types of indemnity, each discussed more fully below:

(a)	liability insurance falling within Section 233;

(b)	qualifying third party indemnity provisions falling within Section 234; and

(c)	qualifying pension scheme indemnity provisions falling within Section 235.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company (or an associated company) against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Section 234 allows for a company to provide an indemnity against liability incurred by a director to someone other than the company or an associated company. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal proceedings or an unsuccessful defense of civil proceedings brought by a company or its associated companies or in connection with an application for relief under Sections 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the UK Companies Act.

Section 235 allows a company to provide an indemnity to a director that is a trustee of an occupational pension scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme. In the circumstances, this is not relevant to the directors of the English Entities.

Any indemnity provided under Section 234 or Section 235 must be disclosed in each English Entity’s annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member of each English Entity has a right to inspect without charge and, on request and on payment of such fee as may be prescribed, to be provided with such copies under Section 238).

Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to a company can be ratified, in accordance with Section 239, by a resolution of the members of the company, disregarding the votes of the director (if a member of the company) and any connected member. This, however, does not prevent the director or any such connected member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

To the extent permitted by the UK Companies Act and without prejudice to any indemnity to which any person may otherwise be entitled, the articles of association of each English Entity provide for the indemnification of every director or other officer of that English Entity (other than any person (whether an officer or not) engaged by that English Entity as auditor) out of the assets of that English Entity against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of that English Entity.

Where a person is indemnified against any liability as described in this Item 15, such indemnity shall extend, to the extent permitted by the UK Companies Act, to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

In addition, without prejudice to any other indemnity to which the director may otherwise be entitled, each English Entity has from time to time entered into and, in the future, may enter into deeds of indemnity with its directors and certain of its officers. Under the deeds of indemnity, each English Entity may indemnify such directors and officers up to the fullest extent permitted or authorized by the UK Companies Act or by any other statutory provisions authorizing or permitting such indemnification.

The English Entities expect that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of the English Entities by the underwriters or agents, as the case may be, against certain liabilities.

The directors of each English Entity will also be entitled to cover pursuant to the Aon group’s directors’ and officers’ liability insurance.

Aon Corporation and Aon North America, Inc.

Each of Aon Corporation and Aon North America, Inc. (together, the “Delaware Entities”) was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

Article Sixth of Aon Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Aon Corporation Certificate of Incorporation”), provides that no person who is or was a director of Aon Corporation shall be personally liable to Aon Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for, and only to the extent of, liability (i) for any breach of the director’s duty of loyalty to Aon Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Aon Corporation, in addition to the limitation on personal liability provided above, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Article Sixth of Aon Corporation’s Amended and Restated By-laws (the “Aon Corporation By-laws”) provides that Aon Corporation will indemnify its officers and directors (including such persons serving as officers and directors of certain subsidiaries) to the fullest extent authorized by Delaware law.

Article Tenth of Aon North America, Inc.’s Certificate of Incorporation, as amended (together with the Aon Corporation Certificate of Incorporation, the “Delaware Charters”), provides that Aon North America, Inc. will indemnify its officers and directors (including such persons serving as officers and directors of certain subsidiaries) to the fullest extent permitted by applicable law.

Furthermore, each Delaware Entity is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to law, the Delaware Charters and the Aon Corporation By-laws.

The Delaware Entities expect that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of the Delaware Entities, as applicable, by the underwriters or agents, as the case may be, against certain liabilities.

Each Delaware Entity has from time to time also entered into separate indemnification agreements with certain of its officers, which agreements provide specific contractual assurance with respect to the existing indemnification and expense advancement rights extended to such officers and directors under the Delaware Charters and the Aon Corporation By-laws.

The directors of the Delaware Entities will also be entitled to cover pursuant to the Aon group’s directors’ and officers’ liability insurance.

Item 16. Exhibits.

Number	Description

1*	Form of Underwriting Agreement

4.1	Memorandum and Articles of Association of Aon plc—incorporated by reference to Exhibit 3.1 to Aon plc’s Current Report on Form 8-K filed June 4, 2021

4.2	Articles of Association of Aon Global Limited—incorporated by reference to Exhibit 4.2 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.3	Articles of Association of Aon Global Holdings plc—incorporated by reference to Exhibit 3.3 to Aon plc’s Registration Statement on Form S-3 (File No. 333-238189) filed on May 12, 2020

4.4	Amended and Restated Certificate of Incorporation of Aon Corporation—incorporated by reference to Exhibit 4.4 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.5	Certificate of Amendment of Certificate of Incorporation, filed October 25, 2021, of Aon Corporation—incorporated by reference to Exhibit 4.5 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.6	Amended and Restated By-laws of Aon Corporation—incorporated by reference to Exhibit 3.3 to Aon plc’s Registration Statement on Form S-3 (File No. 333-183686) filed on August 31, 2012

4.7	Certificate of Incorporation of Aon North America, Inc. (filed herewith)

4.8	Bylaws of Aon North America, Inc.—incorporated by reference to Exhibit 4.11 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.9*	Form of Aon plc Preference Share Certificate

4.10	Second Amended and Restated Indenture, dated April 1, 2020, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Amended and Restated Indenture, dated April 2, 2012, amending and restating the Indenture, dated January 13, 1997)—incorporated by reference to Exhibit 4.1 to Aon’s Current Report on Form 8-K12B filed April 1, 2020

Number	Description

4.11	First Indenture Supplement, dated June 22, 2023, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.14 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.12	Second Amended and Restated Indenture, dated April 1, 2020, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Amended and Restated Indenture, dated April 2, 2012, amending and restating the Indenture, dated September 10, 2010)—incorporated by reference to Exhibit 4.2 to Aon’s Current Report on Form 8-K12B filed April 1, 2020 (the “2010 Aon Corporation Indenture”)

4.13	First Indenture Supplement, dated June 22, 2023, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.16 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.14	Amended and Restated Indenture, dated April 1, 2020, among Aon plc, Aon Corporation, Aon Global Limited, Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Indenture, dated December 12, 2012)—incorporated by reference to Exhibit 4.3 to Aon’s Current Report on Form 8-K12B filed April 1, 2020

4.15	First Indenture Supplement, dated June 22, 2023, among Aon plc, Aon Corporation, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.18 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.16	Second Amended and Restated Indenture, dated April 1, 2020, among Aon plc, Aon Corporation, Aon Global Limited, Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Amended and Restated Indenture, dated May 20, 2015, amending and restating the Indenture, dated May 24, 2013)—incorporated by reference to Exhibit 4.4 to Aon’s Current Report on Form 8-K12B filed April 1, 2020

4.17	First Indenture Supplement, dated June 22, 2023, among Aon plc, Aon Corporation, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.20 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.18	Amended and Restated Indenture, dated April 1, 2020, among Aon plc, Aon Corporation, Aon Global Limited, Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Indenture, dated November 13, 2015)—incorporated by reference to Exhibit 4.5 to Aon’s Current Report on Form 8-K12B filed April 1, 2020

4.19	Amended and Restated Indenture, dated April 1, 2020, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Indenture, dated December 3, 2018)—incorporated by reference to Exhibit 4.6 to Aon’s Current Report on Form 8-K12B filed April 1, 2020 (the “2018 Aon Corporation Indenture”)

4.20	First Indenture Supplement, dated August 23, 2021, among Aon Corporation, Aon Global Holdings plc, Aon Global Limited, Aon plc and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.2 to Aon’s Current Report on Form 8-K filed August 23, 2021

4.21	Second Indenture Supplement, dated December 2, 2021, among Aon Corporation, Aon Global Holdings plc, Aon Global Limited, Aon plc and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.2 to Aon’s Current Report on Form 8-K filed December 2, 2021

Number	Description

4.22	Third Indenture Supplement, dated February 28, 2022, among Aon Corporation, Aon Global Holdings plc, Aon Global Limited, Aon plc and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.2 to Aon’s Current Report on Form 8-K filed February 28, 2022

4.23	Fourth Indenture Supplement, dated September 12, 2022, among Aon Corporation, Aon Global Holdings plc, Aon Global Limited, Aon plc and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.2 to Aon’s Current Report on Form 8-K filed September 12, 2022

4.24	Fifth Indenture Supplement, dated February 28, 2023, among Aon Corporation, Aon Global Holdings plc, Aon Global Limited, Aon plc and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.2 to Aon’s Current Report on Form 8-K filed February 28, 2023

4.25	Sixth Indenture Supplement, dated June 22, 2023, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.29 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.26	Form of Amended and Restated Indenture, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A. (amending and restating the Amended and Restated Indenture, dated April 1, 2020, amending and restating the Indenture, dated December 3, 2018) (the “Form of Aon Corporation Indenture”)—incorporated by reference to Exhibit 4.30 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.27	Form of Indenture, among Aon Global Holdings plc, Aon plc, Aon Global Limited, Aon Corporation, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A. (the “Form of AGH Indenture”)—incorporated by reference to Exhibit 4.31 to Aon plc’s Registration Statement on Form S-3 (File No. 333-272818) filed June 22, 2023

4.28	Base Indenture, dated March 1, 2024, among Aon North America, Inc., Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A. (the “ANA Indenture”)—incorporated by reference to Exhibit 4.1 to Aon’s Current Report on Form 8-K filed March 1, 2024

4.29	First Indenture Supplement, dated March 1, 2024, among Aon North America, Inc., Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A.—incorporated by reference to Exhibit 4.2 to Aon’s Current Report on Form 8-K filed March 1, 2024

4.30	Form of Indenture, among Aon plc, Aon Global Holdings plc, Aon Global Limited, Aon North America, Inc., Aon Corporation and The Bank of New York Mellon Trust Company, N.A. (the “Form of Aon Indenture”) (filed herewith)

4.31*	Form of Aon plc Note

4.32*	Form of Aon Global Holdings plc Note

4.33*	Form of Aon Corporation Note

4.34*	Form of Aon North America, Inc. Note

4.35*	Form of Aon plc Share Purchase Contract

4.36*	Form of Aon plc Share Purchase Unit

Number	Description

4.37*	Form of Class A Ordinary Share Certificate

5.1	Opinion of Sidley Austin LLP

5.2	Opinion of Matheson LLP

5.3	Opinion of Freshfields LLP

22.1	Subsidiary Guarantors and Issuers of Guaranteed Securities

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.3	Consent of Matheson LLP (included in Exhibit 5.2)

23.4	Consent of Freshfields LLP (included in Exhibit 5.3)

24.1	Powers of Attorney for Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. (included in the signature pages hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Second Amended and Restated Indenture, dated as of April 1, 2020, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Amended and Restated Indenture, dated as of April 1, 2020, among Aon Corporation, Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon North America, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Form of Amended and Restated Indenture, among Aon Corporation, Aon plc, Aon Global Limited, Aon North America, Inc., Aon Global Holdings plc and The Bank of New York Mellon Trust Company, N.A., as trustee

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Form of Indenture, among Aon Global Holdings plc, Aon plc, Aon Global Limited, Aon North America, Inc., Aon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Indenture, dated as of March 1, 2024, among Aon North America, Inc., Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Form of Aon Indenture, among Aon plc, Aon Global Holdings plc, Aon Global Limited, Aon North America, Inc., Aon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

107	Filing Fee Table (filed herewith)

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment to this registration statement.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of July 2, 2026.

AON PLC

By:	/s/ Edmund Reese
Name: Edmund Reese
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmund Reese, John King, Robert Lee, David DeBrunner, Darren Zeidel and Colby Alexis, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of July 2, 2026.

Signature	Title
/s/ Gregory C. Case Gregory C. Case	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Lester B. Knight Lester B. Knight	Non-Executive Chairman and Director

/s/ Jose Antonio Álvarez Jose Antonio Álvarez	Director

/s/ Jin-Yong Cai Jin-Yong Cai	Director

/s/ Jeffrey C. Campbell Jeffrey C. Campbell	Director

/s/ Cheryl A. Francis Cheryl A. Francis	Director

/s/ Jo Ann Jenkins Jo Ann Jenkins	Director

Signature	Title

/s/ Adriana Karaboutis Adriana Karaboutis	Director

/s/ Richard C. Notebaert Richard C. Notebaert	Director

/s/ Gloria Santona Gloria Santona	Director

/s/ Sarah Smith Sarah Smith	Director

/s/ Byron Spruell Byron Spruell	Director

/s/ James Stavridis James Stavridis	Director

/s/ Edmund Reese Edmund Reese	Chief Financial Officer (Principal Financial Officer)

/s/ David DeBrunner David DeBrunner	Global Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of July 2, 2026.

AON GLOBAL LIMITED

By:	/s/ Alistair Boyd
Name: Alistair Boyd
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmund Reese, John King, Robert Lee, David DeBrunner, Darren Zeidel and Colby Alexis, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of July 2, 2026.

Signature	Title

/s/ Alistair Boyd Alistair Boyd	Director

/s/ Dean Clarke Dean Clarke	Director

/s/ Gardner Mugashu Gardner Mugashu	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of July 2, 2026.

AON GLOBAL HOLDINGS PLC

By:	/s/ Gardner Mugashu
Name: Gardner Mugashu
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmund Reese, John King, Robert Lee, David DeBrunner, Darren Zeidel and Colby Alexis, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of July 2, 2026.

Signature	Title

/s/ Alistair Boyd Alistair Boyd	Director

/s/ Dean Clarke Dean Clarke	Director

/s/ Gardner Mugashu Gardner Mugashu	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of July 2, 2026.

AON CORPORATION

By:	/s/ John King
Name: John King
Title: Senior Vice President and Global Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmund Reese, John King, Robert Lee, David DeBrunner, Darren Zeidel and Colby Alexis, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of July 2, 2026.

Signature	Title

/s/ Gregory C. Case Gregory C. Case	Chief Executive Officer (Principal Executive Officer)

/s/ Edmund Reese Edmund Reese	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David DeBrunner David DeBrunner	Senior Vice President and Global Controller (Principal Accounting Officer)

/s/ Colby E. Alexis Colby E. Alexis	Director

/s/ Michelle S. Ley Michelle S. Ley	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of July 2, 2026.

AON NORTH AMERICA, INC.

By:	/s/ John King
Name: John King
Title: President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmund Reese, John King, Robert Lee, David DeBrunner, Darren Zeidel and Colby Alexis, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of July 2, 2026.

Signature	Title

/s/ John King John King	President and Treasurer (Principal Executive Officer, Principal Financial Officer)

/s/ David DeBrunner David DeBrunner	Chief Accounting Officer and Global Controller (Principal Accounting Officer)

/s/ Robert E. Lee, III Robert E. Lee, III	Director

/s/ Colby E. Alexis Colby E. Alexis	Director

/s/ Michelle S. Ley Michelle S. Ley	Director